Exhibit 99.1

Natural Health Trends Reports Fourth Quarter and Full Year 2024 Financial Results

– Net sales from our most important Hong Kong business up sequentially and year-over-year during the 4th quarter

– Positive cash flows from operations before 2017 Tax Act installment for the 4th quarter as well as the full year of 2024

– Declared a quarterly cash dividend of $0.20 per share

LOS ANGELES – February 5, 2025 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Financial Highlights

•

Revenue of $10.8 million was roughly unchanged compared to $10.9 million in the fourth quarter of 2023. Revenue from our Hong Kong business increased 9% sequentially and 7% compared to the fourth quarter of 2023.

•	Operating loss was $421,000, compared to $292,000 in the fourth quarter of 2023. The increase primarily can be attributed to the timing of expenses incurred year-over-year.
•	Net income was $176,000, or $0.02 per diluted share, compared to $358,000, or $0.03 per diluted share, in the fourth quarter of 2023.
•	The number of Active Members[1] were 30,870 at December 31, 2024, roughly unchanged compared to 30,880 at September 30, 2024, and decreased 5% compared to 32,410 at December 31, 2023.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Full Year 2024 Financial Highlights

•	Revenue of $43.0 million decreased 2% compared to $43.9 million in 2023.
•	Operating loss was $1.3 million, compared to $1.7 million in 2023.
•	Net income was $572,000, or $0.05 per diluted share, compared to $568,000, or $0.05 per diluted share, in 2023.

Management Commentary

"Our fourth quarter performance was steady as our business in Greater China achieved a 7% increase in net sales compared to the fourth quarter of 2023 and a 9% increase compared to last quarter, despite ongoing tepid consumer sentiment. Overall, our results for the fourth quarter and the full year were tempered by the performance of other markets, particularly Taiwan and North America, where we implemented strategic price adjustments in 2023 and offered fewer product promotions throughout 2024. However, these changes position us for long-term benefits of safeguarding margins and reinforcing market discipline."

Corporate Development

In February 2025, the Company relocated its corporate headquarters from Hong Kong back to Rolling Hills Estates, California.

Balance Sheet and Cash Flow

•

Net cash provided operating activities was $88,000 in the fourth quarter of 2024, compared net cash used in operating activities of $69,000 in the fourth quarter of 2023. Net cash used in operating activities was $3.4 million in 2024, compared to $4.3 million in 2023. Before tax installment payments, the liability of which arises from the 2017 U.S. Tax Cuts and Jobs Act (the “Act Act”), cash provided by operating activities was $602,000 in 2024, versus cash used in operations of $1.2 million a year ago. Of the total Tax Act liability of $20.2 million, $15.1 million has been paid to date.

•	Total cash, cash equivalents and marketable securities were $43.9 million as of December 31, 2024, down from $46.3 million as of September 30, 2024.
•

On February 3, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on February 28, 2025 to stockholders of record as of February 18, 2025.

The Company expects to issue its 2024 audited financial results in late February with its Annual Report on Form 10-K to be filed with the United States Securities and Exchange Commission. These financial results are preliminary and the accompanying financial statements have not been audited or have not yet been reviewed by the Company’s independent accountants. Significant updates and revisions may be required before the release of the Company’s 2024 audited financial results.

Fourth Quarter and Full Year 2024 Financial Results Conference Call

Management will host a conference call to discuss the fourth quarter and full year 2024 financial results today, Wednesday, February 5, 2025 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, February 5, 2025
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13750282
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1698806&tp_key=ccfcb08f42

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on February 5, 2025 through 11:59 p.m. Eastern Time on February 12, 2025 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number:  13750282.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 28, 2024 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,533	$56,178
Marketable securities	30,407	—
Inventories	3,272	4,293
Other current assets	3,771	3,758
Total current assets	50,983	64,229
Property and equipment, net	190	266
Operating lease right-of-use assets	2,498	3,319
Restricted cash	34	39
Deferred tax asset	382	369
Other assets	1,272	869
Total assets	$55,359	$69,091
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$895	$990
Income taxes payable	4,908	3,716
Accrued commissions	2,021	2,067
Other accrued expenses	1,425	1,170
Deferred revenue	6,428	6,166
Amounts held in eWallets	3,286	3,945
Operating lease liabilities	1,127	1,146
Other current liabilities	709	784
Total current liabilities	20,799	19,984
Income taxes payable	—	5,054
Deferred tax liability	174	135
Operating lease liabilities	1,514	2,318
Total liabilities	22,487	27,491
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	84,901	84,695
Accumulated deficit	(26,344)	(17,703)
Accumulated other comprehensive loss	(1,301)	(1,069)
Treasury stock, at cost	(24,397)	(24,336)
Total stockholders’ equity	32,872	41,600
Total liabilities and stockholders’ equity	$55,359	$69,091

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net sales	$10,846	$10,937	$42,963	$43,924
Cost of sales	2,802	2,789	11,178	11,175
Gross profit	8,044	8,148	31,785	32,749
Operating expenses:
Commissions expense	4,549	4,553	17,571	18,414
Selling, general and administrative expenses	3,916	3,837	15,513	16,006
Total operating expenses	8,465	8,390	33,084	34,420
Loss from operations	(421)	(242)	(1,299)	(1,671)
Other income, net	396	708	1,919	2,416
Income (loss) before income taxes	(25)	466	620	745
Income tax provision (benefit)	(201)	108	48	177
Net income	$176	$358	$572	$568
Net income per common share:
Basic	$0.02	$0.03	$0.05	$0.05
Diluted	$0.02	$0.03	$0.05	$0.05
Weighted-average number of common shares outstanding:
Basic	11,478	11,448	11,467	11,436
Diluted	11,486	11,461	11,490	11,456

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:	(Unaudited)
Net income	$572	$568
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	131	164
Net accretion of marketable securities	(441)	—
Share-based compensation	145	161
Noncash lease expense	1,087	1,109
Deferred income taxes	17	(178)
Changes in assets and liabilities:
Inventories	1,000	228
Other current assets	(113)	(452)
Other assets	(421)	(270)
Accounts payable	(94)	181
Income taxes payable	(3,862)	(3,299)
Accrued commissions	(19)	(866)
Other accrued expenses	271	(4)
Deferred revenue	245	565
Amounts held in eWallets	(672)	(947)
Operating lease liabilities	(1,151)	(1,119)
Other current liabilities	(62)	(119)
Net cash used in operating activities	(3,367)	(4,278)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(57)	(46)
Purchases of marketable securities	(70,431)	—
Proceeds from maturities of marketable securities	40,413	—
Net cash used in investing activities	(30,075)	(46)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(9,213)	(9,215)
Net cash used in financing activities	(9,213)	(9,215)
Effect of exchange rates on cash, cash equivalents and restricted cash	5	10
Net decrease in cash, cash equivalents and restricted cash	(42,650)	(13,529)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	56,217	69,746
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$13,567	$56,217
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for operating lease liabilities	$124	$147